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                                                                   EXHIBIT 23(b)

PricewaterhouseCoopers

                                                PricewaterhouseCoopers
                                                No 1 London Bridge
                                                London SEI 9QL
                                                Telephone +44 (0) 171 939 3000
                                                Facsimile +44 (0) 171 403 3265


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 3 March 1999 relating to the financial statements of TXU Eastern Holdings Limited, a wholly owned subsidiary of Texas Utilities Company, which appears on page A-26 of the Texas Utilities Company's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
London, England
May 26, 1999